    As filed with the Securities and Exchange Commission on April 23, 2003

                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             Registration Statement Under The Securities Act of 1933

                          NAPCO SECURITY SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

       DELAWARE                                    11-2277818
       (State or other jurisdiction of             (I.R.S. Employer
       incorporation or organization)              Identification Number)

                               333 BAYVIEW AVENUE
                           AMITYVILLE, NEW YORK 11701
                    (Address of Principal Executive Officers)

          NAPCO SECURITY SYSTEMS, INC. 2002 EMPLOYEE STOCK OPTION PLAN
                            (Full Title of the Plan)

                                 KEVIN S. BUCHEL
                 Senior Vice President of Operations and Finance
                          Napco Security Systems, Inc.
                               333 Bayview Avenue
                           Amityville, New York 11701
                     (Name and address of agent for service)

                                 (631) 842-9400
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                 Proposed               Proposed
Title of Securities            Amount to be         Maximum Offering         Maximum Aggregate         Amount of
to be registered (1)            Registered         Price Per Share (2)         Offering Price       Registration Fee
--------------------------------------------------------------------------------------------------------------------
  Common Stock,
 par value $0.01                  340,000                 $8.12                   $2,760,800              $223.35
--------------------------------------------------------------------------------------------------------------------

(1) This registration statement on Form S-8 (this "Registration Statement") shall also cover any additional shares of Common Stock which become issuable under the plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of common stock, par value $0.01 per share (the "Common Stock").

(2) Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the "Securities Act") solely for the purpose of determining the registration fee. Estimate based on the last sale price of the Common Stock, par value $0.01 per share, reported on the Nasdaq National Market on April 17, 2003.

                                     PART I

ITEM 1.    PLAN INFORMATION*

ITEM 2.    REGISTRANT INFORMATION AND EMPLOYEE PLAN INFORMATION.*

------------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the "Note" to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents of the Registrant heretofore filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated in this Registration Statement by reference:

(a) the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2002;

(b) the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002;

(c) the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 2002; and

(d)      the Registrant's Report on Form 8-K dated July 10, 2002.

         All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement incorporated by reference herein modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.    DESCRIPTION OF SECURITIES.

         Not required.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         (a) Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides, in summary, that directors and officers of Delaware corporations such as the Registrant are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorneys' fees) incurred by them as a result of suits brought against them in their capacity as a director or officer if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the Registrant, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Any such indemnification may be made by the Registrant only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

         (b) The Certificate of Incorporation provides that the Company shall, to the fullest extent permitted by the General Corporation Law of the State of Delaware, indemnify any and all persons whom it shall have power to indemnify from and against any and all expenses, liabilities or other matters.

         (c) The By-laws of the Company provide to the extent not prohibited by law, the Company shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Company to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a Director or officer of the Company, or is or was serving in any capacity at the request of the Company for any other Company, partnership, joint venture, trust, employee benefit plan or other enterprise (an "Other Entity"), against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements). Persons who are not Directors or officers of the Company may be similarly indemnified in respect of service to the Company or to an Other Entity at the request of the Company to the extent the Board at any time specifies that such persons are entitled to the benefits of this Article.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

            Not applicable.

ITEM 8.    EXHIBITS.

            See attached Exhibit list.

ITEM 9.    UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

         (2) That, for the purpose of determining any liabilities under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Amityville, State of New York, on this 21st day of April, 2003.

                             NAPCO SECURITY SYSTEMS, INC.

                             By: /s/ Kevin S. Buchel
                                 ---------------------------
                                 Kevin S. Buchel,
                                 Senior Vice President of Operations and Finance

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                        Title                              Date
---------                                        -----                              ----
/s/ Richard Soloway            Chairman of the Board                            April 21, 2003
------------------------       of Directors, President and
Richard Soloway                Secretary (Principal
                               Executive Officer) and
                               Director

/s/ Randy Blaustein            Director                                         April 21, 2003
------------------------
Randy Blaustein

/s/ Andrew J. Wilder           Director                                         April 21, 2003
------------------------
Andrew J. Wilder

/s/ Kevin S. Buchel            Senior Vice President of Operations and          April 21, 2003
------------------------       Finance and Treasurer (Principal Financial
Kevin S. Buchel                and Accounting Officer), and Director

/s/ Arnold Blumenthal          Director                                         April 21, 2003
---------------------
Arnold Blumenthal

/s/ Donna Soloway              Director                                         April 21, 2003
-----------------
Donna Soloway

                                  EXHIBIT INDEX

Exhibit
Number           Description
------           -----------
4.1              Amended and Restated Certificate of Incorporation of the Registrant
                 incorporated by reference to Exhibit 3(i) of the
                 Annual Report of the Registrant on Form 10-Q for the
                 fiscal year ended December 31, 2001)

4.4              Amended and Restated By-laws of the Registrant
                 (incorporated by reference to Exhibit 3(ii) of the Annual Report of the Registrant on Form 10-K for the fiscal year ended
                 June 30, 1999)

4.5*             NAPCO Security Systems, Inc. 2002 Employee Stock
                 Option Plan

4.6              NAPCO Security Systems, Inc. 2000 Non-Employee
                 Stock Option Plan (incorporated by reference to
                 Exhibit 10(b) of the Annual Report of the Registrant on Form
                 10-K for the fiscal year ended June 30, 2001)

5*               Opinion and Consent of Forchelli, Curto, Schwartz,
                 Mineo, Carlino & Cohn, LLP regarding the legality of the securities being offered hereby

23.1*            Independent Auditor' Consent

23.2*            Notice Regarding consent of Arthur Andersen LLP

23.3             Consent of Forchelli, Curto, Schwartz Mineo, Carlino
                 & Cohn, LLP (contained in Exhibit 5)

----------------------------
*        included herewith